FOR IMMEDIATE RELEASE

Contact:	Emily Claffey/Benjamin Spicehandler /Columbia Clancy
Sard Verbinnen & Co
212-687-8080
Abi Genis
Sard Verbinnen & Co - Europe
+44 (0)20 3178 8914
J. Bryant Kirkland III, Vector Group Ltd.
305-579-8000
VECTOR GROUP REPORTS FIRST QUARTER 2022 FINANCIAL RESULTS
Continued Strong Revenue Growth in Tobacco Segment, with First Quarter Tobacco Segment Revenues Increased by 15% from Prior Year Period

First Quarter 2022 Highlights:
•Consolidated revenues of $312.0 million, increased by 15.1% or $41.1 million compared to the prior year period
•Tobacco Segment revenues of $309.0 million, increased by 15.1% compared to the prior year period.
•Tobacco Segment unit volume increase of 18.7% compared to the prior year period.
•Liggett’s wholesale and retail market share increases to 5.2% from 3.9% and 4.2%, respectively, in the prior year period.
•Reported net income attributed to Vector Group of $32.5 million or $0.21 per diluted common share, compared to $32.0 million or $0.20 per diluted common share in the prior year period; Adjusted Net Income from Continuing Operations of $26.6 million or $0.17 per diluted common share, compared to $34.9 million or $0.22 per diluted common share in the prior year period
•Reported operating income of $75.1 million, declined by $0.8 million compared to the prior year period
•Tobacco Segment operating income of $77.6 million, declined by 4.9% or $4.0 million compared to the prior year period, attributable to the investment in Montego’s significant volume and market share growth.
•Adjusted EBITDA from Continuing Operations of $77.1 million, declined by 1.2% or $0.9 million compared to the prior year period
•Tobacco Segment Adjusted EBITDA from Continuing Operations of $77.1 million, declined by 4.4% or $3.6 million compared to the prior year period, attributable to the investment in Montego’s significant volume and market share growth.
•Strong liquidity with cash and cash equivalents of $238 million and investment securities and long-term investments of $183 million at March 31, 2022
•Cash dividends of $32 million returned to stockholders at a rate of $0.20 per common share

MIAMI, FL, May 10, 2022 - Vector Group Ltd. (NYSE:VGR) today announced financial results for the three months ended March 31, 2022.

“Vector Group delivered strong tobacco business revenue performance in the first quarter as we capitalized on favorable market opportunities to substantially increase value and market share,” said Howard M. Lorber, President and Chief Executive Officer of Vector Group Ltd. “Our timely investments in expanding our price-fighting Montego brand further demonstrate our proven long-term strategy of optimizing long-term profit through the effective management of volume, pricing, and market share growth.”
GAAP Financial Results
First quarter 2022 revenues were $312.0 million, compared to revenues of $271.0 million for the first quarter of 2021. The Company recorded operating income of $75.1 million for the first quarter of 2022, compared to operating income of $76.0 million for the first quarter of 2021. Net income attributed to Vector Group Ltd. for the first quarter of 2022 was $32.5 million, or $0.21 per diluted common share, compared to net income of $32.0 million, or $0.20 per diluted common share, for the first quarter of 2021.
Non-GAAP Financial Measures
Non-GAAP financial results include adjustments for litigation settlements and judgment expense, impact of Master Settlement Agreement settlements, transaction expenses, acceleration of stock compensation expense (for purposes of Adjusted Net Income from Continuing Operations and Adjusted Operating Income only), net gains on sales of assets (for purposes of Adjusted EBITDA from Continuing Operations and Adjusted Operating Income only), and loss on extinguishment of debt (for purposes of Adjusted EBITDA from Continuing Operations and Adjusted Net Income from Continuing Operations). For purposes of Adjusted EBITDA from Continuing Operations only, adjustments include equity in earnings from investments, equity in (earnings) losses from real estate ventures, stock-based compensation expense, litigation settlements and judgment expense, impact of Master Settlement Agreement settlements, transaction expenses, and other, net. For purposes of Adjusted Net Income from Continuing Operations only, adjustments include net interest expense capitalized to real estate ventures and adjustments for a derivative associated with a guarantee. Reconciliations of non-GAAP financial measures to the comparable GAAP financial results for the last twelve months ended March 31, 2022 and the three months ended March 31, 2022 and 2021 are included in Tables 2 through 6.
Three months ended March 31, 2022 compared to the three months ended March 31, 2021
Adjusted EBITDA from Continuing Operations attributed to Vector (as described in Table 2 attached hereto) were $77.1 million for the first quarter of 2022, compared to $78.0 million for the first quarter of 2021.
Adjusted Net Income from Continuing Operations (as described in Table 3 attached hereto) was $26.6 million, or $0.17 per diluted common share, for the first quarter of 2022, and $34.9 million, or $0.22 per diluted common share, for the first quarter of 2021.
Adjusted Operating Income (as described in Table 4 attached hereto) was $73.1 million for the first quarter of 2022, compared to $73.3 million for the first quarter of 2021.
Consolidated Balance Sheet
Vector maintained significant liquidity at March 31, 2022 with cash and cash equivalents of $238 million, including $46 million of cash at Liggett. Vector also held investment securities of $133 million and long-term investments of $50 million.
Vector continued its longstanding practice of paying a quarterly cash dividend in the first quarter of 2022. Vector returned $32 million to stockholders at a rate of $0.20 per common share.
Tobacco Segment Financial Results
For the first quarter of 2022, the Tobacco segment had revenues of $309.0 million, compared to $268.5 million for the first quarter of 2021.
Operating Income from the Tobacco segment was $77.6 million for the three months ended March 31, 2022 compared to $81.6 million for the three months ended March 31, 2021.
Non-GAAP Financial Measures
Tobacco Adjusted Operating Income (as described in Table 5 attached hereto) for the first quarter of 2022 was $75.6 million,

compared to $78.9 million for the first quarter of 2021.
For the three months ended March 31, 2022, the Tobacco segment had conventional cigarette (wholesale) shipments of approximately 2.30 billion units, compared to 1.94 billion units for the first quarter of 2021.
According to data from Management Science Associates, for the first quarter of 2022, Liggett’s wholesale market share increased to 5.2% compared to 3.9% for the first quarter of 2021. Liggett’s wholesale market share is 4.4% for the last twelve months ended March 31, 2022.
According to data from Management Science Associates, for the first quarter of 2022, Liggett’s retail market share increased to 5.2% compared to 4.2% for the first quarter of 2021. Liggett’s retail market share is 4.4% for the last twelve months ended March 31, 2022. Compared to the first quarter of 2021, Liggett’s retail shipments in the first quarter of 2022 increased by 14.6% while the overall industry’s retail shipments declined by 7.8%.
Non-GAAP Financial Measures
Adjusted EBITDA from Continuing Operations, Adjusted Net Income from Continuing Operations, Adjusted Operating Income, Tobacco Adjusted Operating Income, Tobacco Adjusted EBITDA, (“the Non-GAAP Financial Measures”) are financial measures not prepared in accordance with GAAP. The Company believes that the Non-GAAP Financial Measures are important measures that supplement discussions and analysis of its results of operations and enhances an understanding of its operating performance. The Company believes the Non-GAAP Financial Measures provide investors and analysts with a useful measure of operating results unaffected by differences in capital structures and ages of related assets among otherwise comparable companies.
Management uses the Non-GAAP Financial Measures as measures to review and assess operating performance of the Company’s business, and management and investors should review both the overall performance (GAAP net income) and the operating performance (the Non-GAAP Financial Measures) of the Company’s business. While management considers the Non-GAAP Financial Measures to be important, they should be considered in addition to, but not as substitutes for or superior to, other measures of financial performance prepared in accordance with GAAP, such as operating income, net income and cash flows from operations. In addition, the Non-GAAP Financial Measures are susceptible to varying calculations and the Company’s measurement of the Non-GAAP Financial Measures may not be comparable to those of other companies. Attached hereto as Tables 2 through 6 is information relating to the Company’s Non-GAAP Financial Measures for the last twelve months ended March 31, 2022 and the three months ended March 31, 2022 and 2021.
Conference Call to Discuss First Quarter 2022 Results
As previously announced, Vector will host a conference call and webcast on Tuesday, May 10, 2022 at 8:30AM (ET) to discuss its first quarter 2022 results. Investors can access the call by dialing 800-420-1271 and entering 43785 as the conference ID number. The call will also be available via live webcast at https://www.webcaster4.com/Webcast/Page/2271/45487. Webcast participants should allot extra time to register before the webcast begins.
A replay of the call will be available shortly after the call ends on May 10, 2022 through May 24, 2022. To access the replay, dial 888-566-0161 and enter 43785 as the conference ID number. The archived webcast will also be available at https://www.webcaster4.com/Webcast/Page/2271/45487.
About Vector Group Ltd.
Vector Group is a holding company for Liggett Group LLC, Vector Tobacco Inc., and New Valley LLC. Additional information concerning the Company is available on the Company’s website, www.VectorGroupLtd.com.
Investors and others should note that we may post information about the Company or its subsidiaries on our website at www.VectorGroupLtd.com and/or at the websites of those subsidiaries or, if applicable, on their accounts on LinkedIn, TikTok, Twitter or other social media platforms. It is possible that the postings or releases could include information deemed to be material information. Therefore, we encourage investors, the media and others interested in our company to review the information we post on our website at www.VectorGroupLtd.com, on the websites of our subsidiaries and on their social media accounts.
Forward-Looking and Cautionary Statements
This press release includes forward-looking statements within the meaning of the federal securities law. All statements other than statements of historical or current facts made in this document are forward-looking. We identify forward-looking statements in this document by using words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may be,” “continue’” “could,” “potential,” “objective,” “plan,” “seek,” “predict,” “project” and “will be” and similar words or phrases or their negatives. Forward-looking statements reflect our current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons.
Risks and uncertainties that could cause our actual results to differ significantly from our current expectations are described in our 2021 Annual Report on Form 10-K and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022. We undertake no responsibility to publicly update or revise any forward-looking statement except as required by applicable law.

[Financial Tables Follow]

TABLE 1
VECTOR GROUP LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Thousands, Except Per Share Amounts)

On December 29, 2021, Vector Group Ltd. completed the distribution of its real estate brokerage, services and PropTech investment business into a new stand-alone public company, Douglas Elliman Inc. (NYSE:DOUG) through a distribution of Douglas Elliman’s common stock to Vector Group Ltd. stockholders. The historical results of the real estate brokerage, services and PropTech investment business owned by Douglas Elliman Inc. are excluded from revenues and expenses below and reflected as income from discontinued operations, net of income taxes, in Vector Group Ltd.’s Consolidated Statements of Operations below.

	Three Months Ended
	March 31,
	2022	2021
	(Unaudited)
Revenues:
Tobacco*	$309,048	$268,463
Real estate	2,994	2,525
Total revenues	312,042	270,988

Expenses:
Cost of sales:
Tobacco*	211,537	164,031
Real estate	1,278	876
Total cost of sales	212,815	164,907

Operating, selling, administrative and general expenses	24,029	30,101
Litigation settlement and judgment expense	72	5
Operating income	75,126	75,975

Other income (expenses):
Interest expense	(25,098)	(28,721)
Loss on extinguishment of debt	—	(21,362)
Equity in (losses) earnings from investments	(2,242)	577
Equity in (losses) earnings from real estate ventures	(1,877)	1,589
Other, net	(1,145)	2,706
Income before provision for income taxes	44,764	30,764
Income tax expense	12,222	9,214
Income from continuing operations	32,542	21,550
Income from discontinued operations, net of income taxes	—	10,407
Net income	$32,542	$31,957

Per basic common share:

Net income from continuing operations applicable to common shares	$0.21	$0.14
Net income from discontinued operations applicable to common shares	—	0.06
Net income applicable to common shares	$0.21	$0.20

Per diluted common share:

Net income from continuing operations applicable to common shares	$0.21	$0.14
Net income from discontinued operations applicable to common shares	—	0.06
Net income applicable to common shares	$0.21	$0.20
* Revenues and cost of sales include federal excise taxes of $116,079 and $97,714 for the three months ended March 31, 2022 and 2021, respectively.

TABLE 2
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA FROM CONTINUING OPERATIONS
(Unaudited)
(Dollars in Thousands)

Table 2 reflects a reconciliation of GAAP to non-GAAP financial information on a continuing operations basis. Because Douglas Elliman Inc.’s results are reflected within discontinued operations, they are excluded from the financial information provided below.

	LTM	Year Ended	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2022	2021

Net income attributed to Vector Group Ltd.	$220,048	$219,463	$32,542	$31,957
Net income attributed to Vector Group Ltd. from discontinued operations	(61,902)	(72,309)	—	(10,407)
Interest expense	109,105	112,728	25,098	28,721
Income tax expense	65,815	62,807	12,222	9,214
Net loss attributed to non-controlling interest	(190)	(190)	—	—
Depreciation and amortization	7,610	7,816	1,850	2,056
EBITDA	$340,486	$330,315	$71,712	$61,541
Equity in losses (earnings) from investments (a)	144	(2,675)	2,242	(577)
Equity in (earnings) losses from real estate ventures (b)	(6,784)	(10,250)	1,877	(1,589)
Loss on extinguishment of debt	—	21,362	—	21,362
Stock-based compensation expense (c)	14,286	14,799	2,147	2,660
Litigation settlement and judgment expense (d)	278	211	72	5
Impact of MSA settlement (e)	(2,123)	(2,722)	(2,123)	(2,722)
Transaction expenses (f)	10,468	10,468	—	—
Net gains on sales of assets	(910)	(910)	—	—
Other, net	(6,836)	(10,687)	1,145	(2,706)
Adjusted EBITDA from continuing operations attributed to Vector Group Ltd.	$349,009	$349,911	$77,072	$77,974

Adjusted EBITDA from Continuing Operations Attributed to Vector Group Ltd. by Segment
Tobacco	$360,830	$364,399	$77,076	$80,645
Real Estate	4,063	4,125	1,035	1,097
Corporate and Other	(15,884)	(18,613)	(1,039)	(3,768)
Total	$349,009	$349,911	$77,072	$77,974

a.Represents equity in earnings recognized from investments that the Company accounts for under the equity method.
b.Represents equity in earnings recognized from the Company’s investment in certain real estate ventures that are accounted for under the equity method and are not consolidated in the Company’s financial results.
c.Represents amortization of stock-based compensation. Included in the year ended December 31, 2021 are expenses associated with the acceleration of stock compensation in connection with the Company’s spin-off of Douglas Elliman Inc. into a standalone public company.
d.Represents accruals for product liability litigation in the Company’s Tobacco segment.
e.Represents the Company’s Tobacco segment’s settlement of long-standing disputes related to the Master Settlement Agreement.
f.Represents expenses incurred in connection with the Company’s spin-off of Douglas Elliman Inc. into a standalone public company.

TABLE 3
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED NET INCOME FROM CONTINUING OPERATIONS
(Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

Table 3 reflects a reconciliation of GAAP to non-GAAP financial information on a continuing operations basis. Because Douglas Elliman Inc.’s results are reflected within discontinued operations, they are excluded from the financial information provided below.

	Three Months Ended
	March 31,
	2022	2021

Net income attributed to Vector Group Ltd.	$32,542	$31,957

Net (income) loss attributed to Vector Group Ltd. from discontinued operations	—	(10,407)
Loss on extinguishment of debt	—	21,362
Litigation settlement and judgment expense (a)	72	5
Impact of MSA settlement (b)	(2,123)	(2,722)
Impact of net interest expense capitalized to real estate ventures	(3,696)	(310)
Adjustment for derivative associated with guarantee	(1,681)	—
Total adjustments	(7,428)	7,928

Tax benefit (expense) related to adjustments	1,483	(4,949)

Adjusted Net Income from continuing operations attributed to Vector Group Ltd.	$26,597	$34,936

Per diluted common share:

Adjusted Net Income from continuing operations applicable to common shares attributed to Vector Group Ltd.	$0.17	$0.22

a.Represents accruals for product liability litigation in the Company’s Tobacco segment.
b.Represents the Company’s Tobacco segment’s settlement of long-standing disputes related to the Master Settlement Agreement.

TABLE 4
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED OPERATING INCOME
(Unaudited)
(Dollars in Thousands)

Table 4 reflects a reconciliation of GAAP to non-GAAP financial information on a continuing operations basis. Because Douglas Elliman Inc.’s results are reflected within discontinued operations, they are excluded from the financial information provided below.

	LTM	Year Ended	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2022	2021

Operating income	$319,590	$320,439	$75,126	$75,975

Litigation settlement and judgment expense (a)	278	211	72	5
Transaction expenses (b)	10,468	10,468	—	—
Acceleration of stock compensation expense (c)	4,317	4,317	—	—
Impact of MSA settlement (d)	(2,123)	(2,722)	(2,123)	(2,722)
Net gains on sales of assets	(910)	(910)	—	—
Total adjustments	12,030	11,364	(2,051)	(2,717)

Adjusted Operating Income	$331,620	$331,803	$73,075	$73,258

a.Represents accruals for product liability litigation in the Company’s Tobacco segment.
b.Represents expenses include expenses incurred in connection with the Company’s spin-off of Douglas Elliman Inc. into a standalone public company.
c.Represents expense related to the acceleration of stock compensation in connection with the Company’s spin-off of Douglas Elliman Inc. into a standalone public company.
d.Represents the Company’s Tobacco segment’s settlement of long-standing disputes related to the Master Settlement Agreement.

TABLE 5
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF TOBACCO ADJUSTED OPERATING INCOME
AND TOBACCO ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	LTM	Year Ended	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2022	2021

Tobacco Adjusted Operating Income:
Operating income from Tobacco segment	$356,357	$360,317	$77,639	$81,599

Litigation settlement and judgment expense (a)	278	211	72	5
Impact of MSA settlement (b)	(2,123)	(2,722)	(2,123)	(2,722)
Total adjustments	(1,845)	(2,511)	(2,051)	(2,717)

Tobacco Adjusted Operating Income	$354,512	$357,806	$75,588	$78,882

	LTM	Year Ended	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2022	2021

Tobacco Adjusted EBITDA:
Operating income from Tobacco segment	$356,357	$360,317	$77,639	$81,599

Litigation settlement and judgment expense (a)	278	211	72	5
Impact of MSA settlement (b)	(2,123)	(2,722)	(2,123)	(2,722)
Total adjustments	(1,845)	(2,511)	(2,051)	(2,717)

Tobacco Adjusted Operating Income	354,512	357,806	75,588	78,882

Depreciation and amortization	6,242	6,525	1,477	1,760
Stock-based compensation expense	76	68	11	3
Total adjustments	6,318	6,593	1,488	1,763

Tobacco Adjusted EBITDA	$360,830	$364,399	$77,076	$80,645

a.    Represents accruals for product liability litigation in the Company’s Tobacco segment.
b.     Represents the Company’s Tobacco segment’s settlement of long-standing disputes related to the Master Settlement Agreement.

TABLE 6
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF REVENUES
(Unaudited)
(Dollars in Thousands)

	LTM	Year Ended	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2022	2021
Revenues:
Tobacco (a)	$1,243,082	$1,202,497	$309,048	$268,463
Real estate	18,672	18,203	2,994	2,525
Total revenues	$1,261,754	$1,220,700	$312,042	$270,988

a.Tobacco segment revenues include federal excise taxes of $453,060 for the last twelve months ended March 31, 2022, $434,695 for the year ended December 31, 2021, $116,079 and $97,714 for the three months ended March 31, 2022 and 2021, respectively.